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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Amendment No. 5 to Form S-1 of Ness Technologies, Inc. of our report dated March 17, 2003 relating to the financial statements of Ness Technologies (India) Limited (formerly known as Apar Technologies Limited), a wholly-owned subsidiary of Apar Holding Corp. and subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/  RSM & CO.

Mumbai, India
September 27, 2004

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  Exhibit 23.3
CONSENT OF INDEPENDENT ACCOUNTANTS